.

Rise Gold Provides Correction of Annual General Meeting Results

July 31, 2020 – Grass Valley, California – Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the “Corporation”) provides a correction to the previous news release today regarding the results of the Corporation’s Annual General Meeting. The Corporation announces that the increase to the authorized number of shares of common stock of the Corporation was not legally affected at today’s Annual General Meeting. Although 90% of shareholder votes approved this amendment to the articles only 39% of the Corporation’s shareholders participated in the annual general meeting. Under Nevada State law, in order to approve an amendment to the authorized number of common shares, a majority of the shareholders must approve the measure. All other proposed resolutions at the Annual General Meeting were passed. The Corporation will convene a special meeting as soon as possible to revote on this item.

In order to accommodate the lack of authorized capital to facilitate the closing of the US$3,300,000 financing previously announced on July 22, 2020, the Corporation’s President & CEO, Benjamin Mossman, has agreed to surrender 1,097,298 stock options priced between C$0.70 and C$2.40 per share (average price of C$1.25).

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Corporation’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

333 Crown Point Circle, Suite 215

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Corporation believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, the impact of the COVID-19 virus and amendments to reporting and other applicable requirements as a result thereof, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.